MONTHLY OPERATING REPORTS
COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
ASSETS	07/30/02		09/30/02	10/31/02	11/30/02	12/31/02	01/31/03	02/28/03
	(A)
CURRENT ASSETS
Cash	1,183,744		2,902,019	2,565,788	2,535,678	2,372,842	2,261,716	2,123,627
Accounts Receivable, Net (Sched. A)	7,281,816		5,507,818	5,839,231	6,011,161	6,078,022	6,177,675	6,238,394
Inventory, At Lower Of Cost Or Market	2,821,171		2,821,171	2,814,909	2,745,078	2,745,078	2,741,418	2,732,910
Prepaid Expenses	2,805,143		2,199,594	2,038,302	1,919,301	1,869,049	1,814,165	1,774,706
Collateral held by credit card processors	10,685,625		5,471,609	2,732,765	1,097,635	1,414,034	1,253,764	1,168,869

Total Current Assets	24,777,499		18,902,211	15,990,995	14,308,853	14,479,025	14,248,738	14,038,506

PROPERTY, PLANT & EQUIPMENT (Sched. B)	19,805,001		17,673,715	17,546,584	17,354,984	17,324,848	17,203,257	14,642,837
Less Accumulated Depreciation	12,184,735		10,999,123	10,912,535	10,786,894	10,781,206	10,749,191	9,084,418

Net Property	7,620,266		6,674,592	6,634,049	6,568,090	6,543,642	6,454,066	5,558,419

OTHER ASSETS (Describe)	0		0	0	0
Deferred debt issuance costs - warrants	686,638		686,638	686,638	686,638	686,638	686,638	686,638
Leased aircraft deposits	3,598,000		3,598,000	3,598,000	3,598,000	3,598,000	3,598,000	3,598,000
Security deposits	630,580		630,580	630,580	630,580	630,580	630,580	630,580
Other - Attachment 1	1,443,356		716,906	575,847	575,847	562,555	562,555	66,935
Total Other Assets	6,358,574		5,632,124	5,491,065	5,491,065	5,477,773	5,477,773	4,982,153

TOTAL ASSETS	38,756,339		31,208,927	28,116,109	26,368,008	26,500,440	26,180,577	24,579,078
[Note explanations on page 2]

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING OPERATING REPORTS, CONSISTING OF ___ PAGES ARE TRUE AND CORRECT.

Date submitted___________________Signed________________________

Vivian C. Stewart, Controller

(Printed name of signatory)

MONTHLY OPERATING REPORTS
COMPARATIVE BALANCE SHEETS
	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
LIABILITIES & STOCKHOLDERS' EQUITY	07/30/02		09/30/02	10/31/02	11/30/02	12/31/02	01/31/03	02/28/03
	(A)
LIABILITIES
Post Petition Liabilities (Sched. C)			1,212,399	1,000,475	935,240	827,692	847,668	866,701

Pre Petition Liabilities
Notes Payable - Secured	7,735,867		7,735,867	7,735,867	7,735,867	7,735,867	7,735,867	7,735,867
Priority Debt	23,194,906		18,350,916	16,312,800	15,091,622	14,411,535	13,998,088	13,897,320
Unsecured Debt	65,313,623		65,494,853	65,342,072	65,369,624	66,621,482	67,039,956	66,593,608
Other	0		0	0	0

Total Pre Petition Liabilities	96,244,396		91,581,636	89,390,739	88,197,111	88,768,883	88,773,911	88,226,795

Total Liabilities	96,244,396		92,794,035	90,391,214	89,132,351	89,596,575	89,621,579	89,093,496

STOCKHOLDERS' EQUITY
Preferred Stock	590		590	590	590	590	590	590
Common Stock	43,099		43,099	43,099	43,099	43,099	43,099	43,099
Paid-In Capital	105,517,030		105,517,030	105,517,030	105,517,030	105,517,030	105,517,030	105,517,030
Retained Earnings
Through Filing Date	(163,048,776)		(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)
Post Filing Date	0		(4,097,051)	(4,787,048)	(5,276,286)	(5,608,078)	(5,952,945)	(7,026,361)

Total Stockholders' Equity	(57,488,057)		(61,585,108)	(62,275,105)	(62,764,343)	(63,096,135)	(63,441,002)	(64,514,418)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	38,756,339		31,208,927	28,116,109	26,368,008	26,500,440	26,180,577	24,579,078

(A) 7/30/02 balances have been revised to replace estimates with actuals as they become known.

STATEMENT OF INCOME (LOSS)

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
		09/30/02	10/31/02	11/30/02	12/31/02	01/31/03	02/28/03	02/28/03

GROSS SALES (INCOME)		16,026	10,202	8,228	5,333	3,063	3,989	46,841

COST OF GOODS SOLD
Materials		0	0	0			0	0
Labor - Direct		0	0	0			0	0
Manufacturing Overhead		0	0	0			0	0

Total Cost of Goods Sold		0	0	0	0	0	0	0

GROSS PROFIT		16,026	10,202	8,228	5,333	3,063	3,989	46,841

OPERATING EXPENSES
Selling and Marketing		0	0					0
Executive & Mgmt. Salaries		132,102	60,556	32,067	35,163	33,008	26,552	319,448
Office & Other Salaries		28,132	10,581	8,763	6,869	5,738	2,824	62,908
Rent (B)		200,264	27,211	14,701	14,701	14,701	14,701	286,278
Chargeback Fees and Write-offs - Attachment 2		983,639	259,773	171,698	85,728	49,430	17,433	1,567,702
Other - Attachment 2		26,715	161,715	135,521	97,208	82,753	65,264	569,177

Total Operating Expenses		1,370,852	519,837	362,750	239,670	185,631	126,774	2,805,513

OTHER EXPENSES
Quarterly Fees		1,875	1,250	1,250	1,250	1,250	1,250	8,125
Depreciation								0
Loss on Disposition of Assets - Attachment 3		1,602,123	107,497	18,064	13,782	62,841	838,705	2,643,013
Interest				6,817				6,817
Attorney's Fees		155,249	71,615	108,585	82,423	98,208	110,675	626,755
Other Professional Fees								0

Total Other Expenses		1,759,247	180,362	134,716	97,455	162,300	950,630	3,284,710

Total Expenses		3,130,099	700,199	497,466	337,125	347,931	1,077,404	6,090,223

NET INCOME (LOSS)		(3,114,073)	(689,997)	(489,238)	(331,792)	(344,867)	(1,073,416)	(6,043,382)

(B) The Debtor is currently analyzing its rent obligations and believes that some portion of the rent listed herein is not owing or entitled to administrative priority. The Debtor is reporting rent herein on a worst-case basis, and nothing herein shall be deemed an admission with respect to rent owing by the Debtor. The Debtor reserves the right to object to claims for rent and reserves all arguments including , but not limited to, any argument that the rent listed herein is not owing or is not entitled to administrative priority.

STATEMENT OF SOURCE AND USE OF CASH
	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
		09/30/02	10/31/02	11/30/02	12/31/02	01/31/03	02/28/03	02/28/03
CASH DIFFERENCE
Current Ending Cash Balance		2,902,019	2,565,788	2,535,678	2,372,842	2,261,716	2,123,627	2,123,627
Less Ending Prior Month Balance		1,949,288	2,902,019	2,565,788	2,535,678	2,372,842	2,261,716	1,949,288

NET CASH INCREASE(DECREASE)		952,731	(336,231)	(30,110)	(162,836)	(111,126)	(138,089)	174,339

SOURCES OF CASH
Income (Loss) From Operations		(3,114,073)	(689,997)	(489,238)	(331,792)	(344,867)	(1,073,416)	(6,043,382)
Add: Non-cash items (Depr. & Amort.)		0	0	0	0	0	0	0

Cash Generated From Operations		(3,114,073)	(689,997)	(489,238)	(331,792)	(344,867)	(1,073,416)	(6,043,382)

Add: Decrease in Assets
Accounts Receivable		917,895	0	0	0	0	0	917,895
Inventory		0	6,262	69,831	0	3,660	8,508	88,261
Prepaid Expenses		0	161,292	119,001	50,252	54,884	39,459	424,888
Property, Plant & Equipment		945,674	40,543	65,959	24,448	89,576	895,647	2,061,847
Other Current Assets		2,868,435	2,738,843	1,635,129	0	160,270	84,895	7,487,572
Other Assets		656,450	141,059	0	13,292	0	495,620	1,306,421

Increase in Liabilities:
Post Petition Liabilities		672,425	0	0	0	19,976	19,033	711,434
Pre Petition Liabilities		0	0	0	571,772	5,028	0	576,800

TOTAL SOURCES OF CASH		2,946,806	2,398,003	1,400,682	327,972	(11,473)	469,746	7,531,736

USE OF CASH
Subtract: Increase in Assets
Accounts Receivable		0	331,413	171,930	66,861	99,653	60,719	730,576
Inventory		0	0	0	0	0	0	0
Prepaid Expenses		113,150	0	0	0	0	0	113,150
Property, Plant & Equipment		0	0	0	0	0	0	0
Other Current Assets		0	0	0	316,399	0	0	316,399
Other Assets		0	0	0	0	0	0	0

Decrease in Liabilities:
Post Petition Liabilities		0	211,924	65,235	107,548	0	0	384,707
Pre Petition Liabilities		1,880,925	2,190,897	1,193,628	0	0	547,116	5,812,566

TOTAL USE OF CASH		1,994,075	2,734,234	1,430,793	490,808	99,653	607,835	7,357,398

NET CASH INCREASE (DECREASE)		952,731	(336,231)	(30,111)	(162,836)	(111,126)	(138,089)	174,338

SCHEDULE OF ACCOUNTS RECEIVABLE AGING				SCHEDULE A

	TOTAL
	ACCOUNTS	0-30	31-60	61-90	91-120	OVER 120
	RECEIVABLE	DAYS	DAYS	DAYS	DAYS	DAYS

Date of Filing:_7/29/02________	7,280,871	3,446,898	58,320	335,262	35,345	3,405,046
% of Total	100%	47.34%	0.80%	4.60%	0.49%	46.77%
		.
Month:_8/31/02________________	6,424,769	88,531	2,530,704	48,722	326,206	3,430,605
% of Total	100%	1.38%	39.39%	0.76%	5.08%	53.40%

Month:__9/30/02_______________	5,506,873	$ 363,716	$ 88,531	$ 1,309,041	$ 45,466	$ 3,700,119
% of Total	100%	6.60%	1.61%	23.77%	0.83%	67.19%

Month:__10/31/02_______________	5,838,286	358,271	363,716	88,531	1,291,589	3,736,179
% of Total	100%	6.14%	6.23%	1.52%	22.12%	63.99%

Month:_11/30/02________________	6,010,216	183,078	358,271	363,716	88,531	5,016,620
% of Total	100%	3.05%	5.96%	6.05%	1.47%	83.47%

Month:__12/31/02_______________	6,078,022	80,347	183,078	358,271	363,716	5,092,610
% of Total	100%	1.32%	3.01%	5.89%	5.98%	83.79%

Month:___01/31/03______________	6,177,675	130,610	80,347	181,278	341,732	5,443,708
% of Total	100%	2.11%	1.30%	2.93%	5.53%	88.12%

Month:___02/28/03______________	6,238,394	134,197	118,043	45,622	174,239	5,766,293
% of Total	100%	2.15%	1.89%	0.73%	2.79%	92.43%

SCHEDULE OF FIXED ASSETS					SCHEDULE B

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
		09/30/02	10/31/02	11/30/02	12/31/02	01/31/03	02/28/03

FIXED ASSETS - Net Book Values:
Rotables		2,946,226	2,917,885	2,883,140	2,883,140	2,881,358	2,770,480
Office Equipment		2,175,699	2,175,699	2,150,756	2,126,639	2,113,767	1,553,977
Aircraft Improvements		11,968	-	-	-	-	-
Ground Equipment		806,159	806,159	806,159	806,159	805,117	670,252
Tools and Caliberated Tools		345,041	344,806	344,806	344,806	271,127	271,127
Leasehold Improvments		43,098	43,098	43,098	43,098	43,098	0
Vehicles		179,457	179,457	179,457	179,457	179,457	163,687
Furniture and Fixtures		166,944	166,944	160,674	160,344	160,141	128,895

TOTAL FIXED ASSETS - Net Book Value		6,674,592	6,634,049	6,568,090	6,543,642	6,454,066	5,558,419

SCHEDULE OF POST PETITION DEBT					SCHEDULE C

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
		09/30/02	10/31/02	11/30/02	12/31/02	01/31/03	02/28/03

TRADE ACCOUNTS PAYABLE		477,886	387,817	379,324	354,317	356,593	341,830

TAXES PAYABLE:
Federal Payroll Taxes
State Payroll Taxes
State Sales Taxes
Local Payroll Taxes
Real Estate & Pers. Prop. Taxes		0
Franchise Taxes		10,000	15,000	20,000	25,000	25,000	25,000

TOTAL TAXES PAYABLE		10,000	15,000	20,000	25,000	25,000	25,000

OTHER LIABILITIES:
Post Petition Secured Debt
Accrued Interest Payable
Other Accrued Liabilities		184,722	211,060	201,895	198,934	198,900	208,727
Payroll		77,070	9,881	10,105	14,148	16,664	14,542
Accrued Attorney's Fees		189,721	158,843	198,266	208,718	240,036	272,603
Accrued Chargeback Processing Fees		273,000	217,875	125,650	26,575	10,475	4,000

TOTAL OTHER LIABILITIES		724,513	597,658	535,916	448,375	466,076	499,872

TOTAL POST PETITION DEBT		1,212,399	1,000,475	935,240	827,692	847,668	866,701

Other Assets - Attachment 1
		7/31/2002		9/30/2002	10/31/02	11/30/02	12/31/02	1/31/03	2/28/03
		Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount
	Deferred Debt Costs
	1420-0-04-000
IAC		66,934.65		66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

	Other Assets - LOC
	1890-0-01-000
Denver	PaineWebber Inc.	495,620.00		495,620.00	495,620.00	495,620.00	495,620.00	495,620.00	0.00
Pittsburgh	PaineWebber Inc.	69,904.00		69,904.00	13,291.92	13,291.92	0.00	0.00	0.00
Delta	PaineWebber Inc.	70,000.00		0.00	0.00	0.00	0.00	0.00	0.00

	New Aircraft Finders Fee
	1890-0-02-000
Seabury	MD-80s	645,909.68		84,447.81	0.00	0.00	0.00	0.00	0.00
Seabury	737s	94,987.48		0.00	0.00	0.00	0.00	0.00	0.00
				(1)	(1)

	Totals:	1,443,355.81		716,906.46	575,846.57	575,846.57	562,554.65	562,554.65	66,934.65

(1) New Aircraft Finders Fee for all leased aircraft that had been formally rejected by 9/30/02 were written off in September. Remaining amount written off for return of aircraft N135NJ in October.

					Attachment 2

		Sept 02	Oct 02	Nov 02	Dec 02	Jan 03	Feb 03
Chargeback Fees and Write-offs
Processing fees for credit card chargebacks		$ 799,025	$ 217,875	$ 125,650	$ 50,930	$ 15,475	$ 4,000
Chargeback write-offs	(3)	184,614	41,898	46,048	34,798	33,955	13,433
		$ 983,639	$ 259,773	$ 171,698	$ 85,728	$ 49,430	$ 17,433

Other operating expenses
Insurance/General		$ 41,230	$ 38,293	$ 35,901	$ 35,474	$ 33,881	$ 35,762
Revenue acctg fees		25,000	25,000	25,000	25,000	25,000	10,000
ADP (payroll processing fees)		2,125	1,303	648	1,037	801	6,062
Phone/data lines		49,735	34,156	29,637	6,256	5,255	5,167
Ad-hoc labor		1,570	7,912	9,847	5,063	4,573	2,505
Payroll taxes		9,388	3,397	2,377	2,423	4,131	2,434
Other		8,429	4,356	5,685	2,712	279	1,164
Employee T&E		7,319	5,137	779	571	-	927
Board of Director fees		6,848	3,333	4,167	1,389	833	833
Freight		1,165	2,612	3,157	1,422	1,088	809
Copier/fax rentals		5,753	104	104	104	104	104
Prepetition adjustments		-	-	-	-	6,808	(505)
Property/Franchise taxes	(2)	(31,000)	5,000	5,000	5,000	-	-
Aircraft hull insurance		29,860	3,107	-	-	-	-
Insurance broker fees		12,500	12,500	-	-	-	-
Software maintenance agreements		2,408	-	-	-	-	-
Sabre hosting fees		10,000	10,000	-	-	-	-
Aircraft ferrying costs (Finova)		-	-	-	-	-	-
Utilities		10,395	5,505	3,227	-	-	-
Office supplies		328	-	53	-	-	-
Email service provider		761	-	481	232	-	-
LOC legal fees		-	-	-	10,525	-	-
Newspaper notices to creditors		-	-	9,457	-	-	-
Security fees		5,400	-	-	-	-	-
Reimbursement of aircraft ferry cost (Finova)		-	-	-	-	-	-
Investor payments	(1)	(172,500)	-	-	-	-	-

		$ 26,715	$ 161,715	$ 135,521	$ 97,208	$ 82,753	$ 65,264

(1) Payments received from Investor as per Final Order Authorizing Debtor to Obtain Limited Recourse Post-Petition Financing dated Sept. 4, 2002 and Final Order on Second Motion of Vanguard Airlines, Inc. for Order Authorizing Debtor to Obtain Limited Recourse Post-Petition Financing, dated Sept. 17, 2002. These receipts are shown here as a reduction of expenses incurred while Investor performed due diligence efforts (some of which are in other expense categories.) Note, however, that this amount has been approved as a non-interest bearing DIP financing payable by Debtor only in the event a competing bid is accepted by Debtor.

(2) September amount includes a reversal of $36,000 of personal property taxes accrued in July. July accrual was determined to be inappropriate for post-petition activity.
(3) Chargebacks arising from reasons other than cessation of operations where passenger already flew and Vanguard does not have a valid defense per credit card processors' rules.

					Attachment 3

	Aug 02	Sept 02	Oct 02	Nov 02	Dec 02	Jan 03	Feb 03

Loss on disposition of assets
Sales of assets
Net proceeds	$ -	$ -	$ 23,754	$ 117,726	$ 10,666	$ 30,395	$ 65,447
Net book value	-	-	34,835	135,790	34,651	19,558	155,718
(Gain)/Loss on sale	-	-	11,081	18,064	23,985	(10,837)	90,271

Adjust perpetual inventory for tooling to reflect actual quantities transferred to Ranger Air for sale	-	-	-	-	-	73,678	-

Write-off unmarketable intangible assets	-	-	-	-	-	-	705,336

Write-off aircraft improvements on rejected leased aircraft	-	790,612	11,968	-	-	-	-

Write-off aircraft finders fees on rejected leased aircraft	-	656,449	84,448	-	-	-	-

Write-off leasehold improvements related to rejected leased facilities	-	155,062	-	-	-	-	43,098

	$ -	$ 1,602,123	$ 107,497	$ 18,064	$ 23,985	$ 62,841	$ 838,705